UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 13, 2004


                     Franklin Credit Management Corporation
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                          (State or Other Jurisdiction
                                of Incorporation)

                                     0-17771
                            (Commission File Number)

                                   75-2243266
                      (I.R.S. Employer Identification No.)

                     6 Harrison Street, New York, New York
                    (Address of Principal Executive Offices)

                                     10013
                                   (Zip Code)

      Registrant's telephone number, including area code: (212) 925-8745


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  |_| Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

  |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

  |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        Entry into a Material Definitive Agreement.

     On October 13, 2004, Franklin Credit Management Corporation ("Franklin") entered into a Master Credit and Security Agreement (the "Agreement") with Sky Bank, an Ohio banking corporation ("Bank") and each subsidiary of Franklin which is or from time to time may become a party thereto (each, a "Company Subsidiary" collectively with Franklin, the "Borrowers"). The Agreement amends and restates into a single agreement the Borrowers' previous loan agreements with the Bank, under which an aggregate principal balance of approximately $747,000,000 was outstanding immediately prior to the execution of the Agreement. In addition, approximately $67,000,000 of new loans were made concurrently with the execution of the Agreement.

     The Bank has the right to participate out its loans (or portions thereof) to the Borrowers without the consent of the Borrowers; and the Bank has participated a portion of the Borrowers' outstanding indebtedness to other financial institutions. The Agreement provides for additional loans to be made, subject to the Bank's consent, until October 13, 2006.

     The unpaid principal balance of each loan is amortized over ten years, but matures three years after it was incurred. A substantial majority of the loans under the Agreement bear interest at a floating rate of interest, adjusted monthly, equal to the Federal Home Loan Bank of Cincinnati 30 day advance rate (the "Index"), plus the applicable margin in accordance with the following matrix:


                    Index                     Bank Margin
                    <201                          350
                  201 - 475                       325
                Greater than 475                  300


     The Borrowers' obligations under the Agreement are secured by a first priority lien on the mortgage loans ("Mortgage Loans")financed by proceeds from the Agreement. The Mortgage Loans securing each Borrower's obligations under the Agreement also secure each other Borrower's obligations under the Agreement. The Agreement contains customary affirmative and negative covenants and conditions regarding the Borrowers' finances and operations and customary events of default.

     Each loan is also subject to an origination fee of 1% or such other fees as is or was agreed upon by the parties, as well as a 0.50% back-end participation payment.

     The Agreement also clarifies how payments are allocated among the Bank and any other participants, and provides that payments made on the Mortgage Loans will be applied first to pay servicing and other fees and expenses required to be paid on the Mortgage Loans, then towards principal, interest and other amounts fees due on the loans in the manner set forth in the Agreement. Any remaining amounts will be applied in the manner the Bank may determine.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.


     See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 21, 2004

                             FRANKLIN CREDIT MANAGEMENT CORPORATION


                                By:   /s/ Jeffrey R Johnson
                              Name:       Jeffrey R Johnson
                             Title:       Chief Executive Officer